Registration No. 333-


               SECURITIES AND EXCHANGE COMMISSION


                             FORM S-3

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  ADM TRONICS UNLIMITED, INC.
          (Exact name of Registrant as specified in its charter)


                             DELAWARE
 (State or other jurisdiction of incorporation or organization)

                             22-1896032
                (I.R.S. Employer Identification No.)

224-S Pegasus Avenue, Northvale, New Jersey 07647, (201) 767-6040
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dr. Alfonso Di Mino, 224-S Pegasus Avenue, Northvale, New Jersey
07647, (201) 767-6040
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:
              Jonathan B. Reisman, Esq.
              Reisman & Associates, P.A.
              5100 Town Center Circle, Suite 330
              Boca Raton, Florida 33486
              (561) 361-9300
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   Calculation of Registration Fee

Title of                   Proposed     Proposed
Each Class                 Maximum      Maximum      Amount of
of            Amount to    Offering     Aggregate    Registration
Securities    Be           Price Per    Offering     Fee
to be         Registered   Unit         Price
Registered    (1)

Common        3,071,000    $.5625 (2)    $1,727,437.50 $509.60
Stock,        Shares
$.0005 par
value
 _________________
(1)Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional shares of Common
Stock as may become issuable pursuant to anti-dilution provisions.

(2)Based on the average of the closing high bid and low asked prices of the Common Stock as reported on the Nasdaq Stock Market on October 14, 1998.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 15, 1998 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED
PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION
OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS

                     ADM TRONICS UNLIMITED, INC.

                   3,071,000 shares of Common Stock

This Prospectus relates to 3,071,000 shares of common stock, par value $.0005 per share (the "Shares"), of ADM Tronics Unlimited, Inc. (the "Company") which are held by certain persons (the "Selling Shareholders") and were issued in connection with an Asset Purchase Agreement (the "Asset Purchase Agreement") between the Company, a subsidiary of the Company and Electropharmacology, Inc. ("EPI"). Certain sales of the Shares by the Selling Shareholders are subject to certain contractual restrictions. See "Selling Shareholders" and "Plan of Distribution."

The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act") and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company and the Selling Shareholders have agreed to indemnify each other under certain circumstances. See "Selling Shareholders" and "Plan of Distribution."

On the date of this Prospectus, the common stock of the Company (the "Common Stock") was traded in the over-the-counter market and was quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol ADMT. Such Common Stock may, however, be delisted from Nasdaq. See "Risk Factors." The last sale price of such Common Stock as reported by Nasdaq on October 14, 1998 was $.5625 per share.



                                1




The Company will not receive any of the proceeds from any sale of the Shares by the Selling Shareholders. The Selling Shareholders will pay or assume underwriting discounts, brokerage commissions or other charges incurred in any respective sale by them of the Shares.

The Company estimates the expenses of registering the Common
Stock under the Securities Act as well as certain states
(including related filing, legal, accounting, printing and miscellaneous fees and expenses) will be $20,000. EPI has agreed to bear $15,000 of such expenses.

THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL RISKS. SEE
"RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is __________, 1998


























                                 2





                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the Commission's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Commission's Public Reference Room by calling 1-800-SEC-0330.
The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The address of the Web site is http://www.sec.gov.

The Company has filed a registration statement on Form S-3 with the Commission (such registration statement including all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, a copy which is available on the Commission's web site.

Statements contained in the Prospectus concerning provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such references.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus should be read in conjunction with the following documents of the Company which have been filed with the Commission and are hereby incorporated by reference into this
Prospectus:

(i) The Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 1998 (the "1998 Annual Report");



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(ii) The Company's Quarterly Report on Form 10-QSB for the
quarter ended June 30, 1998;

(iii) The Company's Current Report on Form 8-K, as amended, dated May 27, 1998;

(iv)   The Company's Current Report on Form 8-K dated August 18,
1998;

(v) The description of the Common Stock contained in the Company's Registration Statement on Form 10;. and

(vi) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein, in any supplement or amendment hereto or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any supplement or amendment hereto modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any supplement or amendment hereto.

Neither the delivery of this Prospectus nor any sale of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its affiliates since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

Copies of any information incorporated by reference herein will be provided without charge (other than exhibits to the information, unless such exhibits are themselves specifically incorporated by reference) to any person who receives this Prospectus upon written or oral request of such person. Requests for such copies are to be directed to Andre' Di Mino, at the Company's offices located at 224-S Pegasus Avenue, Northvale, New Jersey 07647. The Company's telephone number is (201) 767-6040.

                           PROSPECTUS SUMMARY

The Company

ADM Tronics Unlimited, Inc. together with its subsidiaries (unless the context otherwise requires, collectively, the "Company") is a technology based developer and manufacturer of a diversified line of products categorized into three distinct market segments - therapeutic, non-invasive electronic medical devices; environmentally safe chemical products and topical dermatological products. Pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement")between the Company, a subsidiary of the Company and Electropharmacology, Inc. ("EPI"), the Company has recently acquired certain assets from EPI. Those assets had been utilized by EPI in connection with the SofPulse electromagnetic stimulation device marketed under the name MRT-SofPulse or SofPulse for use in treating pain and edema in post-operative soft tissue injuries. See "Recent
Developments."

The Company was incorporated in Delaware on November 24, 1969.
Unless the context otherwise requires, references to the "Company" in this Prospectus include the Company and its subsidiaries. The Company's principal executive offices are located at 224-S Pegasus Avenue, Northvale, New Jersey 07647 and its telephone number is (201) 767-6040.

The Offering

This Prospectus relates to 3,071,000 shares of Common Stock, par value $.0005 per share (the "Shares"), which are held by certain persons (the "Selling Shareholders") and were issued in connection with the Asset Purchase Agreement. Certain sales of the Shares by the Selling Shareholders are subject to certain contractual obligations. See "Selling Shareholders" and "Plan of Distribution."

                          RISK FACTORS

An investment in the Shares is speculative and involves substantial risks. Prospective purchasers of the Shares should carefully consider the following risk factors in addition to the other information included or incorporated by reference in this Prospectus before purchasing the Shares.

    Limited Revenues and Continuing Operating Losses;
    Accumulated Deficit

The Company's revenues in any fiscal year have not exceeded approximately $2,000,000. During the quarter ended June 30, 1998 and the fiscal year ended March 31, 1998, the Company incurred losses of $60,255 and $722,777, respectively and had revenues of $555,822 and $1,535,239, respectively. Although, the Company has engaged in business for more than 29 years, it has been unprofitable during substantially all of such time. There can be no assurance that the Company will be able to increase its revenues or operate profitably. On June 30, 1998 the Company had an accumulated deficit of $2,988,640.

     Capital Intensive Nature of Business

The Company's activities are highly capital intensive. Although the Company believes that its present capital and anticipated revenues from operations will be sufficient to meet its presently planned capital needs for a period of at least twelve months, there can be no assurance that the Company will not require additional capital during that time or thereafter. The Company has not made any arrangements to obtain any additional financing. There can be no assurance that any additional capital will be available to the Company if and when required or, if so available, that it will be available on terms not unfavorable to the Company.

     Limited Number of Customers

The Company presently sells its chemical products to a limited number of customers. During the fiscal year ended March 31, 1998 and the quarter ended June 30, 1998, one of such customers accounted for an aggregate of approximately 25% of the sales of such products. Arthronix, Inc. ("Arthronix") was the Company's
sole distributor of Sonotron Devices prior to 1994.   In June
1995, the Company appointed a Japanese company (the "Japanese Distributor") as the exclusive distributor of Sonotron Devices in Japan, Singapore and Malaysia. The Japanese Distributor has advised the Company that it does not presently intend to
distribute any additional Sonotron Devices.   Substantially all
revenues realized by the Company from sales of the Sonotron Devices resulted from sales through Arthronix and the Japanese Distributor. The loss of any significant customer would have a material adverse effect on the Company's business. See "Recent Developments."

     Dependance upon Patents and Other Means of Protection

The Company believes that patent protection is of material importance to its business and may apply for additional patents as it deems appropriate and seek to obtain licenses to patents and patent applications from others. There can be no assurance, however, that any present or future applications will result in patents being issued or, if such patents are issued, that any claims allowed will be sufficiently broad to protect the Company's technology. In addition, there can be no assurance that the patents which are currently being relied upon by the Company or which may be issued to the Company in the future will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection to the Company.

Medical products are covered by a large number of patents and patent applications. Because patent applications in the United States remain confidential until a patent is issued, the Company's products and proposed products could, in the future, be found to infringe patents of others of which the Company is not currently aware. If the Company's products are suspected of using technology, processes or other subject matter that is claimed under other existing patents, or if others obtain patents claiming subject matter utilized by the Company, infringement actions may be instituted against the Company.
Because many holders of patents in the medical products industry have substantially greater resources than does the Company and because, historically, patent litigation is very expensive, the Company may not have the resources necessary to challenge successfully the validity of such third-party patents or withstand claims of infringement or challenges to its patents in cases where the Company's position has merit. Even if the Company is successful in prevailing in such actions, the cost of such litigation could have a material adverse effect on the Company's business, financial condition and results of operations. An adverse outcome in any future patent dispute could subject the Company to significant liabilities to third-parties, require disputed rights to be licensed or require the Company to cease using the infringed technology. In the event the Company's products infringe patents or proprietary rights of others, the

Company may be required to modify the design of its products or obtain a license. There can be no assurance that the Company will be able to so modify such design or obtain any license on terms not unfavorable to the Company, if at all.

The Company also relies on trade secrets, copyright law, employee and third-party nondisclosure agreements and other protective measures to protect its intellectual property rights pertaining to its products and technology. There can be no assurance that these measures will provide meaningful protection of the Company's trade secrets, know-how, or other proprietary information in the event of any unauthorized use,misappropriation or disclosure. In addition, the laws of certain foreign countries do not protect the Company's intellectual property rights to the same extent as do the laws of the United States, if at all.
There can be no assurance that the Company will be able to successfully protect its intellectual property.

A United States patent in connection with a product which appears to be similar to the Company's Sonotron Device was granted to Electrogesic Corporation ("Electrogesic") in 1994. Electrogesic's patent counsel rendered a written opinion to the effect that such product does not infringe a patent held by the Company, and, further that a patent held by the Company would be found invalid by a court. Although, based upon the description of Electrogesic's product in the opinion letter, the Company's patent counsel disagrees with such conclusion and believes that the Electrogesic's product infringes three patents held by the Company, there can be no assurance that any patent held by the Company will be determined by a court to be valid or to be infringed by the third party's product. In 1994 the Company commenced an action in the United States District Court for the Southern District of New York against Electrogesic. The Company asserted claims based upon patent infringement, interference with existing and prospective contractual and business relations and breach of contract. Electrogesic denied the Company's substantive claims and asserted counterclaims based upon unfair competition, restraint of trade, violation of anti-trust laws and interference with business relations. In June 1995, the Company withdrew its action and Electrogesic withdrew the counterclaims. There can be no assurance that a similar action will not be instituted against the Company in the future and , if so instituted, that the outcome will be favorable to the Company.

     Certain Formulas are not Patented

Certain formulas and specifications to which the Company's chemical products are manufactured are not patented or otherwise protected. Therefore, there can be no assurance that others have not or will not replicate the Company's formulas.

     Dependence on Key Executives

The success of the Company is largely dependent upon the personal efforts, abilities and business relationships of its executive officers. None of such officers has an employment agreement with the Company. If any of such officers was to terminate his employment with the Company or be unable to be so employed before a qualified successor, if any, could be found, there would be a materially adverse effect on the Company's business and prospects.

     Competition; Technological Obsolescence

The Company's areas of business are intensely competitive on the basis of both price and quality. Substantially all of the Company's competitors have substantially greater financial resources than does the Company. The Company believes that its small amount of capital resources has limited the number of potential customers that would be willing to purchase the Company's products and further limits the Company's bargaining power with certain suppliers. The limitations with respect to the number of concerns willing to deal with an entity of the Company's size and the terms on which it can obtain raw materials may place the Company at a competitive disadvantage. In addition, the Company is dependent on the personal relationships established by its executive officers in order to maintain its current operations.

Diapulse Corporation of America, Inc. manufactures and markets devices that are substantially equivalent to the SofPulse Device. A number of other manufacturers, both domestic and foreign, market shortwave diathermy devices that produce deep tissue heat and that may be used for the treatment of certain of the medical conditions in which the SofPulse Device is also indicated. There can be no assurance that other technologies or products that are functionally similar to those of the Company are not currently under development.

The Company's products also face competition from other forms of treatment such as diathermy, hyperbaric oxygen chambers, thermal therapies and hydrotherapy. Other companies with substantially larger expertise and resources than those available to the Company may develop or market new products that directly compete with the Company's present and proposed products. In addition, alternate forms of treatment that compete with such products may achieve rapid acceptance in the medical community.

The medical products market is characterized by rapidly changing technology that may result in product obsolescence or short product life cycles. The Company's ability to compete will be dependent on the Company's ability to enhance continually and improve its products and to develop successfully or acquire and market new products. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to enhance successfully its existing products or develop or acquire new products.

The industries in which the Company engages are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. The Company's ability to compete will be dependent on the Company's ability to enhance continually and improve its products and to develop successfully or acquire and market new products. There can be no assurance that the Company will be able to do so or that competitors will not develop technologies or products that render the Company's products obsolete or less marketable or that the Company will be able to enhance successfully its existing products or develop or acquire new products. No assurance can be given as to the ability of the Company to effectively compete in any area of its business.

     Adverse Experience With Clinics

From time to time since 1989, the Company and others have operated clinics to treat subjects suffering from the pain of osteoarthritis through the use of the Sonotron Device. None of the clinics generated any significant revenues. There can be no assurance that any facility will be able to realize profits through the use of Sonotron Devices.

     Potential Product Liability and Warranty Expense

The Company may be exposed to potential product liability claims by users of the Company's products. Although the Company has not experienced any product liability claims to date, the Company maintains a general liability insurance policy that includes aggregate product liability coverage of $2,000,000. Although the Company believes that its present insurance coverage is adequate for the types of products currently marketed, there can be no assurance that such insurance will be sufficient to cover potential claims or that the present level of coverage will be available in the future at a reasonable cost, if at all. The Company generally warrants its products to be free from defects in materials and workmanship for periods of time ranging from ninety days to two years, and there can be no assurance that future warranty claims and expenses will not have a material adverse effect on the Company.

     Dependence on Third-party Reimbursement

Health care providers such as hospitals and physicians that purchase or lease medical devices in the United States generally rely on third-party payors, principally Medicare, Medicaid and private health insurance plans, including health maintenance organizations, to reimburse all or part of the cost of the treatment for which the medical device is being used. Successful commercialization of the Company's products marketed in the United States will depend in part upon the availability of reimbursement for the cost of the treatment from third party health care payors such as Medicare, Medicaid and private health insurance plans, including health maintenance organizations. Such third party payors have increasingly challenged the cost of medical products and services, which have and could continue to have a significant effect on the ratification of such products and services by many health care providers. Several proposals have been made by federal and state government officials that may lead to health care reforms, including a government directed national health care system and health care cost-containment measures. The effect of changes in the health care system or method of reimbursement for the SofPulse Device and any other medical device which may be marketed by the Company in the United States cannot be determined.

While third party payors generally make their own decisions regarding which medical procedures and services to cover, Medicaid and other third party payors may apply standards similar to those used by Medicare in determining whether to provide coverage for a particular procedure or service. The Medicare statute prohibits payment for any medical procedures or services that are not reasonable and necessary for the diagnosis or treatment of illness or injury. The Health Care Financing Administration ("HCFA"), an agency within the Department of Health and Human Services which is responsible for administering the Medicare program, has interpreted this provision to prohibit Medicare coverage of procedures that, among other things, are not deemed safe and effective treatments for the conditions for which they are being used, or which are still investigational.

HCFA issued a memorandum in April 1997 setting forth its recommendation to cease reimbursement for a broad group of electrical stimulation devices, including the modality incorporated in the SofPulse Device. HCFA was enjoined from implementing this national policy under a ruling by a U.S.
District Court in Massachusetts on November 18, 1997. The Company believes that such injunction is still in effect.

There can be no assurance that coverage of the SofPulse Device or any other medical device marketed by the Company in the United States will be available from Medicare, Medicaid or any other third party payor. The unavailability of third party coverage or inadequacy of third party reimbursement would adversely affect the Company's ability to market any such products.

The Company cannot predict what additional legislation or regulations, if any, may be enacted or adopted in the future relating to the Company's business or the health care industry, including third party coverage and reimbursement, or what effect any such legislation or regulations may have on the Company. Furthermore, significant uncertainty exists as to the reimbursement status of newly approved healthcare products, and there can be no assurance that adequate third-party coverage will be available with respect to any of the Company's products in the future. Failure by physicians, hospitals, nursing homes and other users of the Company's products to obtain sufficient reimbursement for treatments using the Company's products would have a material adverse effect on the Company.

     Governmental Regulation

The marketing of  medical devices, such as the Sonotron Device, for human application in the United States is subject to
clearance by the United States Food and Drug Administration (the
"FDA"). In March 1989, in response to a Premarket Notification filed by the Company with the FDA, the FDA notified the Company that the Sonotron Device, under the FDA's standards, is not
substantially equivalent to certain medical devices marketed in interstate commerce prior to May 28, 1976, and, therefore, could not be marketed on the basis of such Notification.  The FDA
advised the Company that its determination was based upon (a)
the new intended use of applying superficial heat at non-
therapeutic temperatures for the treatment of osteoarthritis, and (b) new types of safety and effectiveness questions that are raised by the new technological characteristics of the Sonotron
Devices when compared to certain devices marketed before May 28,
1976.  In March 1991, a further Premarket Notification was filed with the FDA on behalf of the Company with respect to the then current model of the Sonotron Device which Notification was
subsequently voluntarily withdrawn by the Company.  In February
1998, the Company filed a new  Premarket Notification accompanied by additional data.  In July 1998, the Company submitted a
revised Premarket Notification.  In October 1998, the Company was
advised by the FDA that additional clinical data relating to the use of the Sonotron Device on Carpal Tunnel Syndrome may be required to be submitted.  There can be no assurance that, if required to be submitted, the Company can obtain such data.  In the event
that Sonotron Devices cannot be marketed pursuant to a Premarket
Notification, before Sonotron Devices can be marketed in the United States for human applications, the Company may be required to obtain Premarket Approval ("PMA") from the FDA. In the event that the Company files an application for a PMA with the FDA, the Company will be required to submit extensive data to the FDA in support thereof.
The Company may not possess sufficient data and there can be no assurance that the Company will be able to obtain the requisite data.  Furthermore, the Company believes that if it were to file such an application with the FDA supported by the requisite data, the Pre-Market Application would require a minimum of 180 days and, more likely than not, a substantially longer period of time,
to be processed by the FDA.   There can be no assurance that any
application filed by the Company will be granted, in the foreseeable future, if at all.

Unless the Company's receives clearance from the FDA to market Sonotron Devices in the United States, it is likely that many foreign countries will not permit the use of Sonotron Devices therein and sales in other foreign countries will be difficult. In October 1991, the Company's Distribution Agreement in Canada was terminated after the distributor was unable to obtain the approval of the Quebec Association of Physicians and Surgeons for the human application of Sonotron Devices in Quebec.

     Risks of Expansion

The Company is pursuing a growth strategy and intends to hire additional personnel in the future. The success of the Company's planned expansion will depend on numerous factors, many of which are beyond the Company's control, including, among other factors, the securing of necessary governmental permits and regulatory approvals, the hiring and training of management personnel, the terms and availability of financing and other general economic and business conditions. Any problems or delays encountered in any one or more of these areas can result in delays in the opening of branch offices. There can be no assurance that the Company will effectively manage its expanding operations and anticipate all of the changing demands that its planned expansion will impose on its resources.

     Possible Volatility of Market Price of the Common Stock

The market price for the Common Stock has been and may continue to be highly volatile as has been the case with the securities of other companies in emerging businesses. Factors such as the Company's financial results and introduction of new products by the Company or its competitors, and various factors affecting the healthcare industry generally, may have a significant impact on the market price of the Common Stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly of small and emerging growth companies, the securities of which trade in the over-the-counter-market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

     Control by Officers and Directors

The Company believes that its executive officers and directors beneficially owned or may be deemed to, directly or indirectly, otherwise have voting control of 19,923,863 shares of Common Stock as of October 14, 1998, representing approximately 42% of the Company's shares of Common Stock outstanding at such date. The foregoing includes shares held by affiliates of such persons and shares which may be acquired upon exercise or conversion of securities held by them. As a result of such ownership, they will, as a practical matter, have the ability to direct substantially all matters requiring approval by the stockholders of the Company, including the election of directors. Furthermore, such ownership could discourage the possible takeover of the Company or make the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders of Common Stock and the market price of Common Stock.

     Shares Eligible for Future Sale

On October 14, 1998, the Company had 47,469,907 shares of Common Stock outstanding. Of these shares, with the exception of certain contractual restrictions imposed upon the Selling Shareholders, approximately 30,300,000 shares are freely transferable without restriction or further registration under the Securities Act. The remaining shares of Common Stock currently outstanding are "restricted securities" or owned by affiliates within the meaning of such term in Rule 144 promulgated under the Securities Act, and which are currently eligible for sale in the public market in reliance upon Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined in Rule 144, is entitled to sell within any three-month period a number of restricted shares owned for at least one year that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the filing of a prescribed notice with the Commission with respect to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Where a minimum of two years has elapsed between the later of the date of the acquisition of restricted securities from the Company or from an affiliate of the Company and any resale thereof in reliance on Rule 144 for the account of either the initial acquiror or any subsequent holder, a person who has not been an affiliate of the Company for at least the three months immediately preceding the sale is entitled to sell such securities under Rule 144 without regard to any of the limitations described above. Sales of substantial amounts of Common Stock in the public market under Rule 144, pursuant to registration statements or otherwise could adversely affect the prevailing market price of the Common Stock. The Company has agreed to register an aggregate of 1,575,000 shares of Common Stock underlying warrants held by the Selling Shareholders under certain circumstances.

     Effect of Options and Warrants

On October 14, 1998, the Company has outstanding options and warrants for the purchase of an aggregate of 5,867,819 shares of Common Stock at a weighted average price of $.303 per share.
Furthermore, the Company has agreed to issue additional options and warrants for the purchase of an aggregate of 6,100,000 shares of Common Stock at a weighted average price of $.504 per share. Additional shares of Common Stock could become issuable pursuant to anti-dilution adjustments under the terms of such securities.
For the respective terms of such options and warrants, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and warrants. The holders of those securities may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein.

     Market for Common Stock

From time to time there has not been significant trading volume in the Common Stock and, accordingly, there can be no assurance that holders of the Common Stock will be able to sell their Common Stock when they desire to do so.

     Possible Delisting from Nasdaq

Although the Company believes that the continued listing of the Company's Common Stock on Nasdaq is important for the marketability of the Common Stock and the prestige of the Company in the financial community, the Company's Common Stock may be delisted from Nasdaq. In order for the Common Stock to continue to be listed on Nasdaq, among other things, the net tangible assets of the Company must be at least $2,000,000 and the Common Stock must have a minimum bid price of $1.00. The Common Stock has had a bid price of less than $1.00 per share. A hearing was held on September 2, 1998 before Nasdaq at which the Company presented its plan for compliance. Such plan includes, if necessary, a reverse split of the Common Stock. If Nasdaq does not accept the Company's plan and the Company is not in compliance with Nasdaq's requirements, the Common Stock will be delisted from Nasdaq. If such delisting were to occur, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were below $5.00 per share, which it is as of the date of this Prospectus, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock and Warrants in the secondary market.

     Dividend Policy

The Company has never paid any cash dividends on its Common
Stock and has no present intention to declare or to pay cash dividends on its Common Stock. It is the present policy of the Company to retain any earnings to finance the growth and development of the Company's business.

     Authorization of Preferred Stock

The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue such preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
                        REFORM ACT OF 1995

Certain statements contained in the "Prospectus Summary"  and

"Risk Factors" regarding matters that are not statements of historical fact, including statements relating to plans, strategies, expectations and future economic results, are forward-looking statements within the meaning of Section 27A of the Securities Act. Actual results may differ materially from the statements made, as a result of various factors, including risks associated with market acceptance of the Company's products, the Company's capital needs, obtaining regulatory approval, patent and other intellectual property protection, the Company's maintenance of its net tangible assets, economic and other factors which impact the market for the Company's products and other factors which are described from time to time in the Company's Securities and Exchange Commission filings.

                      RECENT DEVELOPMENTS

In August 1998, the Company was notified that its Premarket Notification filed with the FDA with respect to the Aurex-3 had been approved. Such approval does not constitute an assurance that the Aurex-3 can be successfully marketed by the Company.

On August 18, 1998, the Company consummated the transactions contemplated by the Asset Purchase Agreement.

Reference is made to Item 3.   "Legal Proceedings" in the 1998
Annual Report with respect to arbitration conducted through the American Arbitration Association. In September 1998, the arbitrator held that the Company breached the 1993 Distribution
Agreement.   The Arbitrator awarded $186,000 plus interest to
Arthronix as well as attorneys' fees and costs of up to an aggregate of $53,000, all to be paid by the Company.

On September 21, 1998, the Company entered into an agreement with MEDIQ/PRN Life Support Services, Inc. ("MEDIQ") pursuant to which the Company appointed MEDIQ as its exclusive distributor of SofPulse Devices. The distributorship will run for three years unless terminated by either party at the end of any twelve month period. MEDIQ has agreed to use its best efforts to market SofPulse Devices to medical professionals and healthcare entities with which it has existing relationships in order to secure rental customers for the SofPulse Devices. MEDIQ has further agreed to provide a 24 hour a day customer service center to support the marketing efforts and maintain an adequate inventory of SofPulse Devices. The Company will train MEDIQ's personnel in connection with renting, marketing, use and maintenance of the SofPulse Devices. The Company has also agreed to train customers in the clinical use of SofPulse Devices. For its services under the Agreement, MEDIQ will receive 45% of revenues received from the rental of the SofPulse Devices.

                           USE OF PROCEEDS

The Shares will be offered by the Selling Shareholders. See
"Selling Shareholders" and "Plan of Distribution." The Company will not receive any proceeds from the sale of the Common Stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 14, 1998 with respect to any person who is known to the Company to be the beneficial owner of more than 5% of any class of its voting securities and as to each class of the Company's equity securities beneficially owned by its directors and directors and officers as a group:

Title     Name and Address         Amount         Approximate
 of       of Beneficial            of             Percent
Class     Owner                    Beneficial     of
                                   Ownership(1)   Class(1)
______________________________________________________________

Common    Dr. Alfonso DiMino      2,334,239(2)     5%(2)
Stock,    224-S Pegasus Ave.       shares
$.0005    Northvale, NJ 07647
par value

Common    Andre' Di Mino           7,672,696(3)   16%(3)
Stock,    224-S Pegasus Ave.       shares
$.0005    Northvale, NJ 07647
par value                          1,700,000(4)   4%(4)
                                   shares

                                   3,400,000(5)   7%(5)
                                   shares

                                   2,925,000(6)   6%(6)
                                   shares

Common    Vincent Di Mino          1,887,928(7)   4%(7)
Stock,    224-S Pegasus Ave.       shares
$.0005    Northvale, NJ 07647
par value
                                   5,100,000(8)  11%(8)
                                   shares

Common    Thomas Petrie            -0-             -
Stock,    32 Deerhaven Lane        shares
$.0005    Newfoundland, NJ 07927
par value

Common    John Berenyi             4,000            (9)
Stock,    12 Washington Avenue     shares
$.0005    Westport, CT 06880
par value


Common    The American Heritage    4,230,000       9%
Stock,    Fund, Inc.               shares
$.0005    1370 Avenue of the Americas
par value New York, N.Y. 10019

Common    Officers and Direc-      19,923,863(9)   42%(10)
Stock,    tors as a group          shares
$.0005    (5 persons)
par value

______________________________
(1) Unless otherwise noted below, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Accordingly, the table does not reflect the Common Stock underlying options granted to the Company's Directors during the fiscal year ended March 31, 1998. Reference is made to the response to Item 10 in the 1998 Annual Report. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.
(2) Represents (a) 1,004,239 shares of Common Stock directly owned by Dr. Di Mino, (b) 1,000,000 shares of Common Stock beneficially owned by the spouse of Dr. Di Mino, in which shares Dr. Di Mino disclaims any beneficial ownership, and
     (c) 1,330,000 shares of Common Stock, which includes the 1,000,000 shares described in (b) above, subject to an agreement dated July 8, 1987 pursuant to which Dr. Di Mino has the power to vote such shares.
(3) Represents 7,672,696 shares of Common Stock directly owned by Mr. Di Mino.
(4) Represents 1,700,000 shares of Common Stock held by the Andre' Di Mino Irrevocable Trust, a Trustee and the beneficiary of which is Andre' Di Mino who may be deemed to be a beneficial owner of the shares held by such Trust.
(5) Represents 1,700,000 shares of Common Stock held each by the Maria Elena Di Mino and Maurice Di Mino Irrevocable Trusts, a Trustee of which is Andre Di Mino who may be deemed to be a beneficial owner of the shares held by such Trusts by reason of his power to vote such shares.
(6) Represents shares held of record by Andre' Di Mino, as trustee, under a Voting Trust Agreement with the Selling
     Shareholders.  See "Selling Shareholders."
(7) Represents (a) 1,287,928 shares of Common Stock directly owned by Mr. Di Mino, (b) 300,000 shares of Common Stock beneficially owned by the spouse of Vincent Di Mino, and (c)
     300,000 shares of Common Stock owned by the child of Mr. Di
     Mino who resides in his home, in all of which shares set forth in (b) and (c) of this Note (5) Mr. Di Mino disclaims any beneficial ownership.
(8)  Represents 5,100,000 shares of Common Stock of which
     1,700,000 such shares are held by each of the Andre' Di Mino
     Irrevocable Trust, the Maria Elena Di Mino Irrevocable Trust and the Maurice Di Mino Irrevocable Trust. Vincent Di Mino, a Trustee of each of such Trusts, may be deemed to be a beneficial owner of the shares held by such Trusts by reason of his power to vote such shares.
(9)  Represents less than 1%.
(10) See Notes above.

                         SELLING SHAREHOLDERS

The following table sets forth certain information as of the date hereof, with respect to the Common Stock held by each Selling Securityholder. Except as set forth below, none of the Selling Shareholders has had any position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years other than as a result of the ownership of the Common Stock. The Common Stock offered by this Prospectus may be offered from time to time by the Selling Shareholders named below:

                        Shares of
                        Common
                        Stock           Number of
                        Beneficially    Shares
                        Owned (1)       Being Offered
Name & Address

Electropharmacology,    1,400,000(2)    1,400,000(2)
Inc.
2301 NW 33rd Court
Pompano Beach, FL
33069


Jones, Day, Reavis &    1,525,000(2)    1,525,000(2)
Pogue
2300 Trammell Crow
Center
Dallas, TX 75201


Resource Realty           146,000         146,000
Services, Inc.
421-13 Route 59
Monsey, NY 10952


Totals                  3,071,000        3,071,000
_______________

(1) For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised or converted, as the case may be. Accordingly, 1,500,000 and 75,000 shares of Common Stock underlying Warrants issued by the Company to Electropharmacology, Inc. and Resource Realty Services, Inc., respectively , are not deemed to be beneficially owned by Electropharmacology, Inc. and, therefore, are not reflected in the table.
(2)  Held of record by Andre' Di Mino, as Trustee, under a Voting

     Trust Agreement. Pursuant to such Agreement, Mr. DiMino has full voting rights with respect to the Shares until 2008 or until such earlier time as they may be sold pursuant to either this Prospectus or Rule 144 under the Securities Act. Accordingly, Mr. Di Mino may be deemed to be the beneficial owner of the Shares.

On May 27, 1998, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Electropharmacology, Inc. ("EPI") pursuant to which the Company purchased certain assets previously utilized by EPI in connection with the SofPulse electromagnetic stimulation device marketed under the name MRT-SofPulse or SofPulse for use in treating pain and edema in post-operative soft tissue injuries. Reference is made to the response to Item 1 of the 1998 Annual Report.Resource Realty Services, Inc. introduced the Company to EPI and consulted with the Company in connection with the Asset Purchase Agreement. An affiliate of EPI is a consultant to the Company.

EPI and Jones, Day, Reavis & Pogue ("JDRP") agreed not to sell any Shares prior to October 17, 1998 and September 17, 1998, respectively. The Selling Shareholders each further agreed that for the ninety day period commencing September 18, 1998, in any calendar month, collectively, they will not sell or otherwise dispose of a number of Shares in excess of 5% of the average reported trading volume of the Common Stock during the immediately preceding calendar month (such limitation not being cumulative) and during the period commencing on December 17, 1998 and terminating on August 18, 1999, in any calendar month, collectively, they will not sell a number of shares in excess of 10% of the average reported trading volume of the Common Stock during the immediately preceing calendar month (such limitation not being cumulative). EPI has agreed with JDRP that EPI will not sell any of the Shares until the earlier of the time that JDRP has sold all its Shares or the foregoing restrictions are no longer in effect. Furthermore, until August 18, 1999, EPI and JDRP have each agreed that prior to making any sale of any Shares, it shall give notice to the Company and the Company shall have until the next business day to notify the applicable Selling Shareholder that it will purchase all of the Shares with respect to which notice was given, at a price equal to the Fair Market Value (as defined in the Asset Purchase Agreement) of the Common Stock.


                                   23
If the Shares have not been registered under the Securities Act and under applicable state securities laws by October 17, 1998, then on that day and on each thirty day anniversary thereof until the Shares are so registered, if timely requested by JDRP, the Company will purchase from JDRP for $20,000 a number of Shares equal to 20,000 divided by (a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on Nasdaq, the last reported sale price of the Common Stock on such exchange or system or if no such sale is made on day of computation, the average of the closing high bid and low asked prices on such exchange or system, (b) if the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc. (the "Bureau"), the average of the last reported high bid and low asked prices reported by the Bureau, or (c) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the book value of a share of the Common Stock as at the end of the prior fiscal quarter. The Company's obligation to purchase Shares from JDRP is limited to an aggregate purchase price of $60,000 if such registration has not occurred due to circumstances not reasonably within the control of the Company.

The Company and the Selling Shareholders have agreed to indemnify each other with respect to losses, cost or damages, including, but not limited to, those which may arise under the Securites Act.

The Selling Shareholders have advised the Company that the Shares to be offered by them pursuant to this Prospectus represent all of the shares of Common Stock deemed to be beneficially owned bu them as of the date of this Prospectus.


                                 24


                       PLAN OF DISTRIBUTION

The Shares may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders for whom they may act as agent. The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of Shares may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Under agreements entered into with the Company, the Selling Shareholders, and any underwriter they may utilize, will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act.


                         DESCRIPTION OF COMMON STOCK

Set forth below is a description of the material terms and provisions of the Common Stock which should be read in conjunction with the Certificate of Incorporation, as amended, of the Company
(the "Certificate of Incorporation"), and the By-Laws, as amended, of the Company (the "By-Laws"). Copies of the Certificate of Incorporation and the By-Laws are available from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or may be requested by writing to or calling Andre'
Di Mino at the address or telephone number, respectively, set forth above.

Holders of the Common Stock are entitled to one vote at all meetings of stockholders for each share held by them with respect to all matters upon which they have a right to vote. Holders of Common Stock have no preemptive rights and have no other rights to subscribe for additional shares of the Company, nor do such holders have any conversion rights or rights of redemption. All shares of Common Stock will participate equally in dividends, when, as and if declared by the Board of Directors, out of funds legally available therefor, and in net assets upon liquidation, subject to the rights of holders of preferred stock, if any.

Transfer Agent.  The Company's transfer agent is Securities
Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, TX
75248.


                           INDEMNIFICATION

The Company's By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General
Corporation Law, indemnify its executive officers and directors.


                                 25




Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of any other corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation, may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, by agreement, vote, or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Company and the Selling Shareholders have agreed to indemnify each other in certain circumstances. See "Selling Shareholders."

                               EXPERTS

The consolidated financial statements of the Company at March 31, 1998 and 1997 and for each of the two years in the period ended March 31, 1998, appearing in the 1998 Annual Report have been audited by Kaufman, Rossin & Co., independent auditors, as set


                                   26




forth in their report thereon and incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          LEGAL MATTERS

Certain legal matters relating to the Common Stock offered hereby has been passed upon for the Company by Reisman & Associates, P.A., Boca Raton, Florida.














                                27




NO PERSON HAS BEEN AUTHORIZED
IN CONNECTION WITH THE OFFERING
MADE TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS
NOT CONTAINED IN THIS
PROSPECTUS AND, IF GIVEN OR
MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE            PROSPECTUS
RELIED UPON AS HAVING BEEN        ADM TRONICS UNLIMITED, INC.
AUTHORIZED BY THE COMPANY.           3,071,000 SHARES OF
THIS PROSPECTUS DOES NOT            COMMON STOCK, $.0005
CONSTITUTE AN OFFER TO SELL OR          PAR VALUE
A SOLICITATION OF AN OFFER TO
BUY ANY OF THE SECURITIES
OFFERED HEREBY TO ANY PERSON OR
BY ANYONE IN ANY JURISDICTION
IN WHICH IT IS UNLAWFUL TO MAKE                , 1998
SUCH OFFER OR SOLICITATION.
NEITHER THE DELIVERY OF  THIS
PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THE
INFORMATION HEREIN IS CORRECT
AS OF ANY DATE SUBSEQUENT TO
THE DATE HEREOF.
     ------------------------
     TABLE OF CONTENTS
                         PAGE

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                               PART II

Item 14.    INFORMATION NOT REQUIRED IN THE PROSPECTUS OTHER
            EXPENSES OF ISSUANCE AND DISTRIBUTION.

  S.E.C. Registration Fee            $    510
  Professional  Fees and Expenses    $ 18,000
  Miscellaneous                      $  1,490
   Total                             $ 20,000
Electropharmacology, Inc. has agreed to pay the Registrant
$15,000 with respect to the above expenses. The remainder of the above expenses has been or will be paid by the Registrant.

Item 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General

Corporation Law, indemnify its executive officers and directors.
Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of any other corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under a corporation's by-laws, by agreement, vote, or otherwise.

Item 16.          EXHIBITS

3.1    Certificate of Incorporation and amendments thereto filed
       on August 9, 1976 and May 15, 1978.   Exhibit 3(a) to the
       Registrant's Registration Statement on Form 10, File No. 0-17629 (the "Form 10"), is hereby incorporated by reference.
3.2 Certificate of Amendment to Certificate of Incorporation filed December 9, 1996. Exhibit 3(a) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended
       March 31, 1997 is hereby incorporated by reference.
3.3 By-Laws. Exhibit 3(b) to the Form 10 is hereby incorporated by reference.
4.1    Specimen Common Stock certificate.*
4.2    Warrant issued to The Global Opportunity Fund Limited.
       Exhibit 4.1 to the Registrant's Annual Report on Form 10-
       KSB, as amended for the fiscal year ended March 31, 1998
       (the "1998 Annual Report") is hereby incorporated by reference.
4.3    Form of Warrant issued to Electropharmacology, Inc.
       and Resource Realty Services, Inc.*
5.1    Opinion re legality. *
9.1    Trust Agreements of November 7, 1980 by and between Dr.
       Alfonso Di  Mino et al.  Exhibit 9 to the Registrant's
       Annual Report on Form 10-KSB for the fiscal year ended
       March 31, 1993 is hereby incorporated by reference.
9.2 Voting Trust Agreement of August 18, 1998 between certain shareholders of the Registrant and ADM.*
10.1 Memorandum of Lease by and between the Registrant and Cresskill Industrial Park III dated as of August 26, 1993.
       Exhibit 10(a) to the  Registrant's Annual Report on Form
       10-KSB for the fiscal year ended March 31, 1994 is hereby incorporated by reference.
10.2   Agreement of July 8, 1987 by and between Donna Di Mino,
       Dr. Alfonso Di Mino, et al. Exhibit 10(q) to the
       Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.3   Agreement of July 13, 1993 by and between ADM Medical
       Ventures Corporation and Arthronix, Inc. Exhibit 10(r) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.4 Agreement of June 9, 1992 by and between Advent Medical Technology, Inc. and Arthritic Relief Centers, Inc.
       Exhibit 2 to the Registrant's Current Report on Form 8-K dated June 9, 1992 is hereby incorporated by reference.

10.5 Agreement of June 9, 1992 by and between Advent Medical Technology, Inc. and Vet Sonotron Systems, Inc. Exhibit 3
       to the Registrant's Current Report on Form 8-K dated June
       9, 1992 is hereby incorporated by reference.
10.6 Stock Purchase Agreement and Registration and Rights Agreement (undated) by and between The American Heritage Fund, Inc. and the Registrant. Exhibit 10(i) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by
       reference.
10.7 Amendment to Agreement of March 16, 1993 by and between Arthritic Relief Centers, Inc. and Advent Medical
       Technology, Inc. Exhibit 10(k) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.8 Voting Agreement of March 16, 1993 by and between Vet Sonotron Systems, Inc. and Advent Medical Technology, Inc.
       Exhibit 10(l) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.9   Voting Agreement of March 16, 1993 by and between
       Arthritic Relief Centers, Inc. and Advent Medical
       Technology, Inc.
       Exhibit 10(m) to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1993 is hereby incorporated by reference.
10.10  Agreement for Sale of Stock Between the Registrant, James
       C. Wickstead and Thomas Petrie. Exhibit 10.10 to the 1998 Annual Report is hereby incorporated by reference.
10.11 Employment Agreement of November 26, 1997 between Thomas Petrie and Precision Assembly Corp. Exhibit 10.11 to the 1998 Annual Report is hereby incorporated by reference
10.12 Asset Purchase Agreement of May 27, 1998 by and among Electropharmacology, Inc., AA Northvale Medical
       Associates,
       Inc. Exhibit 10.12 to the 1998 Annual Report is hereby incorporated by reference.
10.13 Subscription Agreement of March 31, 1998 between the Registrant and The Global Opportunity Fund Limited.
       Exhibit
       10.13 to the 1998 Annual Report is hereby incorporated by
       reference.
10.14  Consulting Agreement, dated May 15, 1998, by and between the Registrant and Wharton Capital Corp.  Exhibit 99.1 to
       the Registrant's Registration Statement on Form S-8, File. No. 333-57823, is hereby incorporated by reference.
10.15 Extension to Consulting Agreement dated August 18, 1998 by and between the Registrant and Wharton Capital Corp.
       Exhibit 99.2 to the Registrant's Registration Statement on Form S-8, File. No. 333-62165, is hereby incorporated by reference.
10.16  Consulting Agreement dated June 25, 1998 by and between the Registrant and Joel Brownstein. Exhibit 99.3 to the Registrant's Registration Statement on Form S-8, File. No. 333-62165 is hereby incorporated by reference.
10.17  Agreement of September 21, 1998 by and between AA
       Northvale Medical Associates, Inc. and MEDIQ/PRN Life Support Services, Inc. *
21.1   Subsidiaries of the Registrant. *
23.1   Consent of Kaufman, Rossin & Co. *
23.2   Consent of Reisman & Associates, P.A. (included in Exhibit
       5.1)
24.1   Power of Attorney. (included on signature page)
   _________________________
     *   Filed herewith.

Item 17.    UNDERTAKINGS.
 The undersigned Registrant hereby undertakes:
         (1) To file, during any period in which offers or sells securities, a post-effective amendment to this registration statements to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on to the plan of distribution.
         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.
         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The undersigned Registrant hereby undertakes that,for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northvale, State of New Jersey, on this 15 day of October, 1998.

             ADM TRONICS UNLIMITED, INC.
             By: /s/ DR. ALFONSO DI MINO,. President

                          POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below under the heading "Signature" constitutes and appoints Dr. Alfonso Di Mino and Andre' Di Mino his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures               Title                         Date
/s/ Dr. Alfonso Di Mino  Chief Executive Officer       10/15/98
Dr. Alfonso Di Mino      and Director

/s/ Andre' Di Mino       Chief Financial and           10/15/98
Andre' Di Mino           Accounting Officer
                         And Director
/s/ Vincent Di Mino
Vincent Di Mino          Director                      10/15/98

/s/ Thomas Petrie
Thomas Petrie            Director                      10/15/98

__________________
John Berenyi              Director

Exhibit 4.1          Specimen Stock Certificate


Number XXXXXXX         ADM Tronics Unlimited, Inc.     Shares
                       Incorporated Under the Laws     XXXXXX
                       Of the State of Delaware
                            Common Stock
                                            CUSIP 001004 10 0

This is to certify that XXXXXXXXXXXXXXXXXX  is the owner of
              XXXXXXXXXXXXXXXXXXXX           See reverse side for
                                              certain definitions

Fully paid and non-assessable shares, of the par value of ($.0005) each, of the common stock of
                     ADM Tronics Unlimited, Inc.
transferable on the books of the Corporation in person or by attorney duly authorized in writing upon surrender of this cerificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation's Certificate of Incorporation and any amendments thereof, copies of which are on file with the Transfer Agent, to all the provisions of which the holder hereof by acceptance of this certificate assents.
   This certificate is not valid until countersigned by the Transfer Agent.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated XXXXXXX XXX XXXX

     /s/Andre' DiMino        ADM Tronics       /s/ Dr. A. Di Mino
        Secretary            Unlimited, Inc.       President
                             Corporate Seal
                                 1969
                             Delaware

                         Securities Transfer Corporation
                         P. O. Box 701629
                         Dallas, Tx 75370
                         /s/ Jan Hoffer
                         Authorized Signature










EXHIBIT 4.3 Form of Warrant issued to Electropharmacology, Inc. and Resource Realty Associates, Inc.


THIS WARRANT AS WELL AS THE SECURITIES ISSUABLE UPON THE EXERCISE
OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 (THE ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS
REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER
THE ACT IS AVAILABLE.


Void after 5:00 P.M., New York City Time, on the third anniversary of the Commencement Date, as that term is hereinafter defined (the "Termination Date")


         WARRANT TO PURCHASE SHARES OF THE COMMON STOCK OF

                  ADM TRONICS UNLIMITED, INC.


This is to Certify That, FOR VALUE RECEIVED, ___________________ (collectively with any successors, assignees or transferees, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from ADM TRONICS UNLIMITED, INC., a Delaware corporation (the "Company"), shares of the Common Stock of the Company, $.0005 par value (the "Common Stock") at any time or from time to time from the Commencement Date, as that term is hereinafter defined, until 5:00 P.M., New York City Time on the Termination Date. The purchase price per share shall be the Fair Market Value on the original issue date hereof. The number of shares to be received upon the exercise of this Warrant and the price to be paid for each such share may be adjusted from time to time as hereinafter set forth. The shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of this Warrant as in effect at any time as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." For purposes of this Warrant, the Fair Market Value shall be determined as follows: If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or system for the five trading days for which such prices are available immediately preceding the day for which the determination is being made; or if the Common Stock is not so listed or admitted to unlisted trading privileges, Fair Market Value shall be the average of the means of the last reported high bid and low asked prices reported by the National Quotation Bureau, Inc. for the five trading days for which such prices are available immediately preceding the day for which the determination is being made; or if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be the book value per share as at the end of the most recent fiscal quarter of the Company ending prior to the date for which the determination is being made, as adjusted for any additional shares of Common Stock which may have been issued since the end of such quarter and determined in accordance with generally accepted accounting principles applied consistently.

EXCEPT AS PROVIDED IN CLAUSE (iii) OF THE PROVISO TO THE FIRST SENTENCE OF SECTION 1 HEREOF, (A) UNLESS THE COMPANY REALIZES CONSOLIDATED CUMULATIVE GROSS REVENUES FROM RENTALS AND SALES OF SOFPULSES, LESS RETURNS AND ALLOWANCES (WITHOUT DEDUCTION FOR UNCOLLECTABLE RECEIVABLES), DURING THE TWELVE MONTH PERIOD COMMENCING ON THE ORIGINAL ISSUE DATE HEREOF ("SOFPULSE TWELVE MONTH REVENUES") OF AT LEAST $1,650,000, THIS WARRANT SHALL BE VOID AND OF NO FORCE AND EFFECT, (B) IF THE SOFPULSE TWELVE MONTH REVENUES ARE AT LEAST $1,650,000 BUT LESS THAN $2,640,000, THIS WARRANT SHALL ONLY ENTITLE THE HOLDER TO PURCHASE UP TO 750,000 SHARES OF THE COMMON STOCK, LESS ANY SHARES THERETOFORE PURCHASED UPON EXERCISE HEREOF, AND (C) IF THE SOFPULSE TWELVE MONTH REVENUES ARE AT LEAST $2,640,000, THIS WARRANT SHALL ENTITLE THE HOLDER TO PURCHASE UP TO __________ SHARES OF THE COMMON STOCK, LESS ANY SHARES THERETOFORE PURCHASED UPON EXERCISE HEREOF. As used herein, SofPulse shall mean the pulsed electromagnetic stimulation device designed, developed, manufactured and marketed by Electropharmacology, Inc.
("EI")under the name MRT-SofPulse or SofPulse and related models including electrical and mechanical design modifications that are deemed substantially equivalent for use in the label indication specified in the Section 510(k) premarket notification pursuant to which Magnetic Resonance Therapeutics, Inc., the predecessor of EI, received clearance for commercial marketing of the MRT 100 SofPulse pulsed electromagnetic stimulation device from the United States Food and Drug Administration in January 1991. The Company shall be deemed to have realized revenues upon the earlier of (i) the date the Company accepts a purchase order for a SofPulse, or (ii) the date a SofPulse is shipped to a customer, or (iii) the date a customer is invoiced in the ordinary course of business.

The Commencement Date, as that term is defined in this Warrant, shall be the date that is thirteen months after the original issue date hereof.


SECTION 1.       EXERCISE OF WARRANT.

This Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on Commencement Date and terminating at 5:00 P.M., New York City Time, on the Termination Date (the "Exercise Period") provided, however, that
(I) if the Termination Date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company resulting in any distribution to the Company's stockholders occurring not later than the Termination Date, upon exercise of this Warrant the Holder shall receive, in lieu of Warrant Shares, the kind and amount of securities and property (including cash) receivable by a holder of the number of shares of Warrant Shares into which this Warrant might have been exercisable immediately prior thereto and (iii) if during the twelve month period commencing on the original issue date hereof, the Company sells or agrees to sell all or substantially all of the assets constituting its SofPulse business, in a single transaction or in a series of related transactions, other than in the ordinary course of business, this Warrant shall become exercisable to the same extent as if SofPulse Twelve Month Revenues exceeded $2,400,000. For purposes of this Warrant, the term "Warrant Shares" shall include such securities and property. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. Such payment may be made, at the option of the Holder, by check or wire transfer. As soon as practicable after each such exercise of the Warrant, but not later than two business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

SECTION 2.         RESERVATION OF SHARES.

The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Warrant
Shares as shall be required for issuance and delivery upon exercise of this Warrant.

SECTION 3.         FRACTIONAL SHARES.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share, determined as set forth above.

SECTION 4.        RIGHTS AND LIABILITIES OF THE HOLDER.

The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 5.     ADJUSTMENTS, NOTICE PROVISIONS AND RESTRICTIONS
               ON ISSUANCE OF ADDITIONAL SECURITIES.

SECTION 5.1 Adjustment of Exercise Price. The Exercise Price in effect from time to time shall be subject to adjustment, as follows:

(a) In case the Company shall (I) declare a dividend or make a distribution on the outstanding shares of its capital stock that is payable in shares of its Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under this Section. Such adjustment shall be made successively upon the occurrence of each event specified above.

(b) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 5.1(d) hereof) per share of Common Stock on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever a record date is fixed.

(c) In case the Company fixes a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of capital stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (other than dividends or distributions referred to in Subsection 5.1(a) hereof) or (iv) of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 5.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 5.1(d) hereof) per share on such record date, less the aggregate fair value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share on such record date. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

(d) For the purpose of any computation under Subsection 5.1(a), 5.1(b) or 5.1(c) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the Fair Market Value except that the respective five day periods referred to in the definition of such term shall be twenty day periods, provided, however, upon the occurrence, prior to the Computation Date, of any event described in Subsections 5.1(a), 5.1(b) or 5.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of any such applicable 20-day period, the Current Market Price, for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such price by a fraction the numerator of which is the Exercise Price as in effect immediately after the Market-ffect Date and the denominator of which is the Exercise Price immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

(e)All calculations under this Section 5.1 shall be made to the nearest cent.

SECTION 5.2 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Subsection 5.1 hereof, this Warrant shall thereupon evidence the right to purchase, in addition to any other securities to which the Holder is entitled to purchase, that number of Warrant Shares (calculated to the nearest one-hundred thousandth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.


SECTION 5.3 Verification of Computations. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations made in accordance with this Section 5. The certificate, report of other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Section 5 in the absence of manifest error. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

SECTION 5.4 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Section 5, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but Warrant Certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments and which legend and/or notice has been provided by the Company to the Holder, provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in the form attached hereto to reflect any adjustment in the Exercise Price and the number of Warrant Shares evidenced by such Warrant Certificates and deliver the same to the Holder in substitution for existing Warrant Certificates.


SECTION 6.          OFFICER'S CERTIFICATE.

Whenever the Exercise Price, the number of Warrant Shares underlying this Warrant or either of them shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and number of Warrant Shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 hereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

SECTION 7.         NOTICES TO WARRANT HOLDERS.

So long as this Warrant shall be outstanding, (I) if the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of its Common Stock rights to subscribe for, purchase, or exchange property for any shares of any class of stock, or any other rights or options or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be sent by overnight mail or courier service to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date is to be set for the purpose of such dividend, distribution or subscription rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.


SECTION 8.         RECLASSIFICATION, REORGANIZATION OR MERGER.

In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), the Company shall, as a condition precedent to such Reorganization transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to receive in lieu of the amount of securities otherwise deliverable, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant and the warrants included in the Shares immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive Reorganizations.

SECTION 9.     ISSUE TAX.

The issuance of certificates representing the Warrant Shares upon the exercise of this Warrant as well as securities underlying the Share Warrants shall be made without charge to the Holder for any issuance tax in respect thereof.

SECTION 10.     EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF
                WARRANT.

This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

This Warrant may be assigned by the Holder provided that such assignment, in the opinion of counsel to the Company, does not violate the registration provisions of the Act or any other applicable securities laws, rules or regulations.

SECTION 11.      GOVERNING LAW, JURISDICTION AND VENUE.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey. The Company hereby consents to the exclusive jurisdiction and venue of the courts of the State of New Jersey located in Bergen County, New Jersey or the United States District Court having original jurisdiction over matters arising in such county with respect to any matter relating to this Warrant and the performance of the Company's obligations hereunder and the Company hereto hereby further consents to the personal jurisdiction of such courts. Any action suit or proceeding brought by or on behalf of the Company relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from an appeal from any judgment entered in such courts.



                        ADM Tronics Unlimited, Inc


                        By: /s/ Andre' Di Mino
















EXHIBIT 5.1   Opinion re: legality

                            Reisman & Associates, P. A.
                            5100 Town Center Circle Suite 330
                            Boca Raton, Florida 33486

Telephone 561-361-9300                 Telecopier 561-416-9249

October 15, 1998

ADM Tronics Unlimited, Inc.
224-S Pegasus Avenue
Northvale, New Jersey 07647

Ladies and Gentlemen:

We have acted as your counsel in connection with a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement") with respect to 3,071,000 shares of Common Stock, $.0005 par value.

We have examined such originals or certified, conformed or photostatic copies, the authenticity of which we have assumed, of certificates of public officials and your corporate officers and other documents, certificates, records, authorizations and proceedings as we have deemed relevant and necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original and certified copies submitted to us as conformed or photostatic copies.

Based on the foregoing, we wre of the opinion that the securities referred to herein when sold as set forth in the Registration Statement wil be legally issued, fully paid and non-assessable.

We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and consent to the use of our name as it appears under the caption "Legal Matters" therein.

Sincerely,


/s/ Reisman & Associates, P.A.
    Reisman & Associates, P.A.


EXHIBIT 9.2    Voting Trust Agreement of August 18, 1998 between
               Certain shareholders of the Registrant and ADM.

                      VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (the "Agreement") is made this 18th day of August, 1998 between those shareholders of ADM TRONICS UNLIMITED, INC., a Delaware corporation (the "Company"), whose names are hereunto subscribed and any other shareholders of the Company who shall join in and become parties to this Agreement as hereinafter provided (each, a Shareholder and, collectively, the "Shareholders") and ANDRE' DI MINO, having offices at 224-S Pegasus Avenue, Northvale, NJ 07647 (the "Trustee").

                        W I T N E S S E T H:

WHEREAS, pursuant to that certain Asset Purchase Agreement among Electropharmacology, Inc., the Company and AA Northvale Medical Associates, Inc. (the "Asset Purchase Agreement"), the Shareholders have acquired the shares of common stock of the Company in the amounts set forth opposite their respective names on Exhibit A attached hereto (the "Purchase Shares"); and

WHEREAS, with a view to safe and competent management of the Company in the interests of all shareholders thereof, the Shareholders desire to create a trust in the manner as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Transfer of Shares. Upon the execution hereof, the Shareholders shall deliver to the Trustee the certificate or certificates, if issued, representing the Purchase Shares. In addition, the Shareholders shall deliver to the Trustee the certificate or certificates representing any shares of common stock of the Company subsequently acquired upon exercise of Warrants issued pursuant to the Asset Purchase Agreement. Such shares and the Purchase Shares are hereinafter collectively referred to as the "Shares." All such certificates shall be endorsed in blank or accompanied by proper stock transfer powers. The Shares shall be held by the Trustee for the Term (as hereinafter defined) subject to the terms hereof.

2. Delivery to the Company. A counterpart of this Agreement and of every agreement supplemental hereto shall be filed at the Company's principal office.

3. Other Shareholders May Join. Any shareholder of the Company may become a party to this Agreement by executing a copy hereof and delivering the certificates representing their respective Shares to the Trustee in a manner as set forth in paragraph 1 hereof.

4. Voting Trust Certificates. Upon delivery to the Trustee of the certificates representing the Shares, the Trustee shall cause the Shares to be transferred on the books of the Company to the Trustee, as trustee, and will deliver to each of the Shareholders a trust certificate for the number of Shares delivered to the Trustee, substantially in the form of the certificate attached hereto as Exhibit B (a "Voting Trust Certificate"). The Trustee shall keep a record of the holders of the Voting Trust Certificates, including the names and addresses of the holders and the number and class of Shares in respect of which the respective Voting Trust Certificates are issued (the "Voting Trust Record").
 A copy of the Voting Trust Record shall be deposited by the Trustee with the Company at its principal office.

5. Transfer of Voting Trust Certificates. The provisions of the Asset Purchase Agreement relating to the transfer or other disposition of any or all of the Shares (the "Restrictions") shall be deemed to apply to the Voting Trust Certificates. Subject to the foregoing and the other provisions of this Agreement, the Voting Trust Certificates may be transferred by endorsement by the person to whom such Voting Trust Certificate was issued, or by such person's attorney-in-fact, guardian or personal representative of such person's estate, and delivery to the Trustee. A transfer shall not be evidence to or binding upon the Trustee until the Voting Trust Certificate is surrendered to the Trustee and the transfer is so entered upon the Voting Trust Record reflecting the names of the parties by whom and to whom transferred, the numbers of the Voting Trust Certificates, the number of Shares and the date transferred. No new Voting Trust Certificate shall be issued until the former Voting Trust Certificate for the Shares represented shall have been surrendered to and canceled by the Trustee. In the event that any Voting Trust Certificate shall be claimed to be lost or destroyed, a new Voting Trust Certificate may be issued upon such proof of loss and delivery of such security as may be required by the Trustee acting reasonably.

6.  Disposition of Shares.   Subject to the provisions of Section
5 hereof, in the event that a Shareholder (a "Disposing Shareholder") desires to transfer or otherwise dispose of any or all of its Shares, the Disposing Shareholder shall first deliver to the Voting Trustee notice thereof (a "Disposition Notice") and the Disposing Shareholder's Voting Trust Certificate, duly endorsed for transfer. If such Shares are not then the subject of a current and effective registration statement under the Securities Act of 1933 (the "Act"), the Disposing Shareholder shall also deliver to the Voting Trustee an opinion of the Disposing Shareholder's counsel which opinion must be reasonably acceptable to the Company's counsel, at the Disposing Shareholder's sole cost and expense, to the effect that the disposition of the Shares will be exempt from the registration requirements of the Act and such written representations of the proposed recipient of such Shares as shall be reasonably be required by the Company's counsel. The Voting Trustee shall then take such steps as are reasonably required to issue the requisite number of Shares in accordance with the instructions in the Designation Notice and issue a new Voting Trust Certificate to the Disposing Shareholder with respect to any remaining Shares. If the Shares being disposed of are the subject of a current and effective registration statement under the Act or such Shares are being sold pursuant to Rule 144 thereunder, not later than 5:00 p.m. (New Jersey time) on the business day following the delivery of the Disposition Notice (and if required the opinion of counsel with respect thereto) the Voting Trustee shall send the certificate representing such Shares to the Company's Transfer Agent by means of an overnight courier service, such as Federal Express, with instructions to immediately reissue a certificate representing the Shares being sold and deliver such certificate as directed by the Disposing Shareholder and, if less than all the Shares of the Disposing Shareholder are being sold, reissue a Voting Trust Certificate to the Disposing Shareholder.
 The Voting Trustee acknowledges that time is of the essence with respect to such delivery of the Shares so that the Disposing Shareholder can meet its delivery obligations with respect to the delivery of the certificate representing such Shares. If the Shares are not being disposed of pursuant to a current and effective registration statement under the Act or pursuant to Rule 144, the Voting Trustee shall deliver such Shares and such new Voting Trust Certificate as promptly as possible, and in no event later than the close of business on the fifth business day following delivery of the Disposition Notice (and the opinion of counsel with respect thereto) and the Voting Trust Certificate to the Voting Trustee. Notwithstanding the foregoing, the Disposition Notice shall not be deemed to have been duly delivered unless it contains such information as shall be reasonably requested by the Company's counsel, provided, however, that if the Voting Trustee does not object to the Disposition Notice before 5:00 p.m. (New Jersey Time) on the business day following the actual delivery to the Voting Trustee of the Disposition Notice, the Disposition Notice shall be deemed to have been duly delivered. Except as provided in the immediately preceding sentence, Delivery Notices and Voting Trust Certificates shall be deemed to be delivered on the date actually received at the address set forth in the preamble hereto (or such other address as may be subsequently provided to the Shareholders) and addressed to the Voting Trustee or, if such delivery is rejected, on the date such delivery is rejected.

7. Voting of Shares. Upon the execution hereof, the Trustee shall have the duty and the sole and exclusive power and authority to vote the Shareholders' Shares, in person or by proxy, as in the judgement of the Trustee may be in the best interests of the Company, at all regular and special meetings of the shareholders of the Company, upon any action by written consent of shareholders, in the election of directors and upon any matter or question that may be brought before the shareholders of the Company, as fully as any Shareholder might do if personally present, including but not limited to the right to vote the Shares to increase or decrease the authorized capital stock of the Company or divide or subdivide the outstanding equity securities of the Company.

8. Liability of Trustee. The Trustee shall use the Trustee's best judgement in voting the Shares subject to this Agreement, but shall not be liable for any act or omission, any vote or consent given, in good faith and in the absence of gross negligence or wilful misconduct. The Trustee shall use its best judgement in voting the Shares held by the Trustee, but the Trustee shall assume no responsibility for the consequence of any vote cast, or consent given by the Trustee, in good faith and in the absence of gross negligence or wilful misconduct.

9. Power to Construe Agreement. The Trustee is hereby empowered to construe this Agreement, and the Trustee's reasonable and good faith construction of this Agreement shall be final, conclusive and binding upon all holders of the Voting Trust Certificates and all other interested parties.

10. Successor Trustee. In the event of the incapacity of the Trustee to act as such, the Board of Directors of the Company shall appoint a successor trustee.

11. Term. Unless sooner terminated by the parties hereto, the term of this Agreement and the voting trust contained herein (the "Term") shall be for a period of ten (10) years from the date hereof (the "Term"). Notwithstanding the foregoing the Term shall expire with respect to any of the Shares sold without violating the Restrictions pursuant to a then effective and current Registration Statement under the Act or Rule 144 thereunder. Upon expiration of the Term, the Shares then held by the Trustee shall be assigned to the respective Shareholders then entitled to such Shares upon surrender of the Shareholders' Voting Trust Certificates.
 Thereafter, the Trustee shall be relieved and discharged from any further obligation hereunder.

12. Dividends and Distributions. In the event that any dividend or distribution is declared by the Company, the portion of such dividend or distribution payable to the holders of the Voting Trust Certificates shall be paid to the Trustee for the benefit of the holders of the Voting Trust Certificates. The Trustee shall divide all dividends and distributions among the holders of the Voting Trust Certificate in proportion to the number of Shares respectively represented by such Voting Trust Certificate to the number of Shares represented by all Voting Trust Certificates. If any dividend or distribution shall be paid in the form of securities of the Company, the Trustee shall receive such securities and the holders of the Voting Trust Certificates shall be entitled to the delivery of new or additional Voting Trust Certificates representing such holder's proportional amount of the securities so received by the Trustee.

13.  Notice.   All notices, demands, requests, or other
communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, facsimile, or telex, addressed as follows

If to Electropharmacology, Inc.:

Electropharmacology, Inc.
2301 NW 33rd Court, Suite 102
Pompano Beach, FL 33069
Attn:  Arup Sen
Facsimile:  (954) 975-4021

If to Jones, Day, Reavis & Pogue:

Jones, Day, Reavis & Pogue
2300 Trammel Crow Center
200 Ross Avenue
Dallas, TX
Attn.: Stephen L. Fluckiger, Esq.
Facsimile. (214) 969-5100


If to the Voting Trustee

Andre' Di Mino
c/o ADM Tronics Unlimited, Inc.
224-S Pegasus Avenue
Northvale, NJ 07647
Facsimile: (201) 784-0620

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Except as otherwise set forth herein, each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy or telex) the answerback or confirmation of receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

14. Counterparts. This Agreement may be executed in counterparts and all executed counterparts shall be deemed an original, bind upon all parties.

15. Facsimile Signatures. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

16. Governing Law. This agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of Delaware without regard to principals of conflict of law and irrespective of the fact that one or more parties hereto is now or may hereafter be a resident of a different state, jurisdiction or country.

17. Venue/Jurisdiction. Each of the parties hereto hereby consents to the exclusive jurisdiction and venue in the state and federal courts in the State of New Jersey with respect to any matter relating to this Agreement and the performance of the parties' obligations hereunder and each of the parties hereto hereby further consents to the personal jurisdiction of such courts. Any action suit or proceeding brought by or on behalf of any of the parties hereto relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties hereby agree that service of process may be made in any manner permitted by the rules of such courts and the laws of the State of New Jersey.

IN WITNESS WHEREOF, the Shareholders have set their hands and seals and set opposite their signatures the number of Shares held by them respectively, and the Trustee has executed this Agreement on the day and date first above written.


                              ELECTROPHARMACOLOGY, INC.

                              By:

                              JONES, DAY, REAVIS & POGUE

                              By:

                              ANDRE' DI MINO




                            EXHIBIT A

      Shareholder Name                     Number of Shares

      Electropharmacology, Inc             1,400,000

      Jones, Day, Reavis & Pogue           1,525,000

                            EXHIBIT B
                     VOTING TRUST CERTIFICATE

THIS SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISPOSED OF (A) UNLESS REGISTERED
UNDER THE ACT OR, IN THE OPINION OF COUNSEL FOR ADM TRONICS
UNLIMITED, INC., AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS
AVAILABLE AND (B) SUCH DISPOSITION IS IN ACCORDANCE WITH THE
PROVISIONS OF THE VOTING TRUST AGREEMENT DESCRIBED BELOW.

This is to certify that the undersigned Trustee has received a certificate or certificates issued in the name of evidencing the ownership of ________________ shares of common stock of ADM TRONICS UNLIMITED, INC. a Delaware corporation, and that the shares are held subject to all of the terms and conditions of that certain Voting Trust Agreement dated August ______, 1998 by and between ADM Tronics Unlimited, Inc. and certain shareholders thereof (the "Voting Trust Agreement"). During the Term of the Voting Trust Agreement as that term is defined therein, the Trustee or the Trustee's successors or assigns as provided in the Voting Trust Agreement, shall possess and shall be entitled to exercise the right to vote and otherwise represent all of the shares for all purposes, it being agreed that no voting right shall pass to the holder hereof by virtue of the ownership of this Voting Trust Certificate.

This Voting Trust Certificate is assignable with the right of issuance of a new Voting Trust Certificate of like tenor only upon the surrender to the undersigned or its successors of this Voting Trust Certificate properly endorsed. Upon termination of the Voting Trust Agreement, this Voting Trust Certificate shall be surrendered to the Trustee by the holder upon delivery to such holder of a stock certificate representing a like number of shares.

IS IN WITNESS WHEREOF, the undersigned Trustee has executed this Voting Trust Certificate this _________ day of August 1998.

                                        ____________________
                                        Andre' Di Mino




EXHIBIT 10.17 Agreement between AA Northvale Medical Associates, Inc and MEDIQ/PRN Life Support Services, Inc.


This Agreement, is made and entered into this 21st day of September, 1998 by and between AA Northvale Medical Associates, Inc., a subsidiary of ADM Tronics Unlimited, Inc., having a principal place of business at 224-S


EXHIBIT 21.1      Subsidiaries of the Registrant



Subsidiary                                  Incorporation State

Sonotron Medical Systems, Inc.              Delaware

Vet-Sonotron Systems, Inc.                  Delaware

Pegasus Labiratories, Inc.                  New Jersey

Enviro-Pack Development Corporation         New Jersey

Precision Assembly Corporation              New Jersey

Arthritic Relief Centers, Inc.              Nevada

ADM Medical Ventures Corporation            Nevada

AA Northvale Medical Associates, Inc.       New Jersey

Immuno-Therapy Corporation                  New Jersey


Each of the subsidiaries does business under its corporate name.


EXHIBIT 23.1   Consent of Kaufman, Rossin & Co.


   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 1998 which appears on Page F-1 in the annual report on Form 10-KSB of ADM Tronics Unlimited, Inc., for the fiscal year ended March 31, 1998.

                                       /s/ Kaufman, Rossin & Co.
                                           Kaufman, Rossin & Co.
Miami, Florida
October 15, 1998